Exhibit 10.4

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of December 11, 2025 by and between Streeterville Capital, LLC, a Utah limited liability company (the “Secured Party”), and Founder Group Limited, a British Virgin Islands corporation (the “Pledgor”).

A. Effective as of the date hereof, the Secured Party purchased from Pledgor that certain Secured Convertible Promissory Note of even date herewith in the principal amount of $16,070,000.00 (as amended, restated or otherwise modified from time to time, the “Note”).

B. The Note was issued pursuant to a certain Securities Purchase Agreement of even date herewith between the Secured Party and the Pledgor (as amended, restated or otherwise modified, the “Purchase Agreement”). Any capitalized term referred to herein without definition shall have the meaning ascribed to such term in the Purchase Agreement.

C.  The Pledgor has agreed to pledge all of the membership interests it owns in Founder Capital, LLC, a Utah limited liability company and wholly-owned subsidiary of the Pledgor (“Founder Capital”), to secure performance of Pledgor’s obligations under the Note and related documents.

D. The Secured Party agreed to provide the financing set forth in the Note in reliance on the Pledgor’s agreement to provide this pledge of the Founder Capital membership interests as set forth in this Agreement.

NOW, THEREFORE, in consideration of $10.00, the premises, the mutual covenants and conditions contained herein and in the Purchase Agreement and the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. The Pledgor hereby pledges to the Secured Party as collateral and security for the Secured Obligations (as defined in Section 2) and grants the Secured Party a first-position security interest in all the membership interests of Founder Capital held by Pledgor (the “Pledged Equity”). The Secured Party shall have the right to exercise the rights and remedies set forth herein and in the Transaction Documents if an Event of Default (as defined in the Note) has occurred under the Note. Such Pledged Equity, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, are hereinafter referred to collectively as the “Collateral.”

2. Secured Obligations. During the term hereof, the Collateral shall secure the performance by Pledgor of all of its obligations under the Note and the other Transaction Documents (the “Secured Obligations”).

3. Perfection of Security Interest.

(a) The Pledgor will, at the Pledgor’s own expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, as the Pledgor’s attorney-in-fact, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), and any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any security interest or to enable the Secured Party to exercise and enforce the Secured Party’s rights hereunder with respect to any of the Collateral.

(b) The Pledgor hereby authorizes the Secured Party to file one or more UCC-1 financing statements or other appropriate documents with applicable governmental agencies to evidence, perfect, and/or protect Secured Party’s security interest in the Collateral.

4. Assignment. Concurrently with the transfer of the Note made in accordance with the terms of the Transaction Documents, the Secured Party may assign or transfer the whole or any part of the Secured Party’s security interest granted hereunder, only to the extent that the transfer of the Note is permissible pursuant to the terms and conditions of the Note. Any such assignee or transferee of the Secured Party shall be vested with all of the rights and powers of the Secured Party hereunder with respect to the Collateral.

5. Representations, Warranties and Covenants of the Pledgor.

(a) Title. The Pledgor hereby represents and warrants to the Secured Party as follows with respect to the Collateral:

(i) The Pledged Equity has been duly authorized by all necessary corporate action on the part of Founder Capital and is duly and validly issued, fully paid and non-assessable;

(ii) The Pledged Equity represents 100% of the outstanding equity interests in Founder Capital;

(iii) The Pledged Equity is free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature or description, and will not subject the Secured Party to personal liability by reason of being the holder thereof;

(iv) The Pledgor has fully performed under all agreements between it and Founder Capital pursuant to which the Pledged Equity was issued and Founder Capital has no claims, defenses or rights of offset against the Pledgor or the Pledged Equity pursuant to the terms of any such agreements;

(v) The Pledgor is the sole beneficial and record owner of the Collateral;

(vi) The Pledgor further agrees not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to such Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full; and

(vii) This Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws now or hereafter in effect).

(b) Other.

(i)  The Pledgor fully intends to fulfill and has the capability of fulfilling the Secured Obligations to be performed by the Pledgor in accordance with the terms of the Note.

(ii) The Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of any Pledged Equity in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state law.

(iii) The Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of determining the holding period for restricted securities under Rule 144(d)(3)(iv) under the Securities Act, including the relevant U.S. Securities and Exchange Commission interpretations, and affirms that the pledge of units by the Pledgor pursuant to this Agreement will constitute a bona-fide pledge of such units for purposes of such Rule.

(iv) The Pledgor will not consent to or otherwise approve of, or cause Founder Capital to consent to or otherwise approve of, or take any action that amends or alters the rights of the Pledged Equity to the detriment of the Secured Party without the written consent of the Secured Party to such amendment. The Pledgor further covenants and agrees not to take any action that would impair the Secured Party’s rights hereunder or as a holder of the Pledged Equity without the written consent of the Secured Party.

6. Collection of Dividends and Interest. After the occurrence of any Event of Default, the Secured Party shall be authorized to collect as additional Collateral all dividends, distributions, interest payments, and other amounts that may be, or may become, due on any of the Collateral, to be held under the terms hereof in the same manner as the Collateral.

7. Voting Rights. During the term of this Agreement and until such time as this Agreement has terminated or the Secured Party has exercised the Secured Party’s rights under this Agreement to foreclose the Secured Party’s interest in the Collateral, the Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral, provided that such voting rights shall not be exercised in any manner that would materially impair the value of the Collateral or be inconsistent with or violate any provisions of this Agreement.

8. Warrants and Options. In the event that, during the term of this Agreement, subscription, spin-off, warrants, dividends, or any other rights or option shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall immediately be deemed to have become part of the Collateral and, to the extent such items of Collateral are certificated, shall promptly be delivered to the Secured Party to be held under the terms hereof in the same manner as the Collateral.

9. Preservation of the Value of the Collateral. The Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.

10. The Secured Party as the Pledgor’s Attorney-in-Fact.

(a) The Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Secured Party or otherwise, only after the occurrence of an Event of Default, from time to time at the Secured Party’s discretion, to take any action and to execute any instrument, that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) to receive, endorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; and (ii) to arrange for the transfer of the Collateral on the books of Founder Capital or any other person to the name of the Secured Party or to the name of the Secured Party’s nominee.

(b) In addition to the designation of the Secured Party as the Pledgor’s attorney-in-fact in subsection (a), the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s agent and attorney-in-fact, only after the occurrence of an Event of Default, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor or Founder Capital engages in business, in order to transfer or to more effectively transfer any of the Pledged Equity or otherwise enforce the Secured Party’s rights hereunder.

11. Remedies upon Default. After the occurrence of any Event of Default:

(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Secured Party, all the rights and remedies of a secured party on default under applicable law, including without limitation the Utah Uniform Commercial Code (irrespective of whether such applies to the affected items of Collateral), and the Secured Party may also without notice (except as specified below) (i) convert the Collateral into an electronic format, if applicable, (ii) cause Founder Capital’ transfer agent, if applicable, to put all certificates evidencing the Pledged Equity into Secured Party’s name and instruct Founder Capital’ transfer agent (if any) to remove all legends from such certificates, and (iii) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, the Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, the Pledgor hereby waives any claims against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where the Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c) The Pledgor hereby acknowledges that the sale by the Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which the Secured Party, or any subsequent transferee of the Collateral, may dispose thereof. The Pledgor acknowledges and agrees that in order to protect the Secured Party’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. The Pledgor has no objection to a sale in such a manner and agrees that the Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, the Pledgor agrees that, after the occurrence of an Event of Default, the Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by the Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If the Secured Party shall solicit such offers, then the acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

(d) If the Secured Party shall determine to exercise the Secured Party’s right to sell all or any portion of the Collateral pursuant to this Section, then the Pledgor agrees that, upon request of the Secured Party, the Pledgor, at the Pledgor’s own expense, shall:

(i) execute and deliver, or cause the officers and directors of Founder Capital to execute and deliver, to any person, entity or governmental authority as the Secured Party may choose, any and all documents and writings which, in the Secured Party’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor or Founder Capital engage in business, in order to transfer or to more effectively transfer the Collateral or otherwise enforce the Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor acknowledges that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that the Pledgor’s agreements contained in this Section 11 may be specifically enforced.

(e) THE PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT THE PLEDGOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION 11, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

12. Application of Proceeds. After the occurrence of an Event of Default, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Secured Party of the Secured Party’s remedies as a secured creditor as provided in Section 11 shall be applied from time to time by the Secured Party as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees and brokerage commissions related to selling any Collateral, incurred or made hereunder by the Secured Party;

(b) Second, to the payment to the Secured Party of the amount then owing or unpaid on the Note (to be applied first to any charges, fees and other expenses incurred thereunder, then to accrued interest and finally to outstanding principal) and under any of the other Transaction Documents; and

(c)  Third, to the payment of the surplus, if any, to the Pledgor, the Pledgor’s assigns, or to whosoever may be lawfully entitled to receive the same, including the transfer to the Pledgor of any remaining Collateral that has not been converted to cash proceeds. For the avoidance of doubt, any Pledged Equity that are not sold to satisfy the Pledgor’s Secured Obligations shall be returned to the Pledgor following the satisfaction of all of the Secured Obligations. Moreover, under no circumstance shall the Secured Party return or be required to return any cash to the Pledgor.

In the absence of final payment and satisfaction in full of all of the Secured Obligations, the Pledgor shall remain liable for any deficiency in accordance with the terms of the Transaction Documents.

13. Indemnity and Expenses. The Pledgor agrees:

(a) To indemnify and hold harmless the Secured Party and each of the Secured Party’s agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) To pay and reimburse the Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Note or otherwise available to the Secured Party (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 13 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of the Secured Party under the Note and the termination of this Agreement.

14. Duties of the Secured Party. The powers conferred upon the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose on the Secured Party any duty to exercise such powers. Except as provided in Section 9-207 of the Uniform Commercial Code of the State of Utah, the Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any persons with respect to any Collateral.

15. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16. Arbitration of Claims. Each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement. For clarity, such arbitration shall be conducted in Salt Lake City, Utah.

17. Amendments; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right under this Agreement, any other document or documents delivered in connection with the transactions contemplated by the Note, this Agreement or any other agreement entered into in conjunction herewith or therewith, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Transaction Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by other agreement or applicable law.

18. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the addresses set forth in the Purchase Agreement in the “Notices” section (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto).

19. Continuing Security Interest; Term. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment and performance in full of all the Secured Obligations; (b) be binding upon the Pledgor and the Pledgor’s successors and assigns; and (c) inure to the benefit of the Secured Party and the Secured Party’s successors, transferees, and assigns. Upon the indefeasible payment and performance in full of all of the Secured Obligations, the security interests granted herein shall automatically, and without further action of the Pledgor or the Secured Party required, terminate, all rights to the Collateral shall revert to the Pledgor and the term of this Agreement shall end. Upon any such termination, the Secured Party, at the Pledgor’s expense, shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by the Pledgor and shall be in form and substance reasonably satisfactory to the Secured Party. Notwithstanding any other provision contained herein, all provisions of this Agreement that by their nature are intended to survive the termination of this Agreement shall so survive such termination.

20. Security Interest Absolute. To the maximum extent permitted by law, all rights of the Secured Party, all security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Transaction Documents;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

(c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

22. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Agreement shall remain in full force and effect.

23. Counterparts; Electronic Execution. This Agreement may be executed electronically in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement.

24. Waiver of Marshaling. Each of the Pledgor and the Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral the Secured Party: (a) is under no obligation to marshal any Collateral; (b) may, in the Secured Party’s absolute discretion, realize upon the Collateral in any order and in any manner the Secured Party so elects; and (c) may, in the Secured Party’s sole and absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner the Secured Party so elects, without any duty to maximize recovery or minimize losses. The Pledgor and the Secured Party waive any right to require the marshaling of any of the Collateral.

25. Waiver of Jury Trial. THE PLEDGOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PLEDGOR AND THE SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

26. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the reasonable attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

27. Recitals. The recitals of this Agreement are contractual in nature and are hereby agreed to and incorporated into this Agreement.

28. Further Assurances. At any time and from time to time, upon the written request of the Secured Party, the Pledgor will promptly (and in any event within 5 business days) execute and deliver any and all such further instruments and documents as the Secured Party may reasonably deem necessary to obtain the full benefits and security of this Agreement, including, without limitation, executing and filing such financing or continuation statements, securities account control agreements or amendments thereto, as may be necessary or desirable or that the Secured Party may reasonably request in order to perfect, preserve and enforce the security interest created hereby.

THE PROXIES AND POWERS GRANTED BY THE PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF THE PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT.

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IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Agreement to be duly executed and delivered (by their duly authorized officers, as applicable), as of the date first written above.

PLEDGOR:

FOUNDER GROUP LIMITED

By:	/s/ Lee Seng Chi
Lee Seng Chi, Chief Executive Officer

SECURED PARTY:

STREETERVLLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Pledge Agreement]